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                       RELATIONSHIP READY CREDIT AGREEMENT
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BORROWER: AKEENA, INC.                          LENDER: CITIBANK (WEST), FSB
          605 UNIVERSITY AVENUE                         210 WEST LEXINGTON DRIVE
          LOS GATOS , CA 95032                          GLENDALE, CA 91203
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Principal Amount:  $500,000.00                Date of Agreement: August 31, 2005

PROMISE TO PAY. Akeena, Inc. ("Borrower") promises to pay to Citibank (West),
FSB ("Lender"), or order, in lawful money of the United States of America, the principal amount of Five Hundred Thousand & 00/100 Dollars ($500,000.00) or so
much as may be outstanding, together with interest on the unpaid outstanding principal balance calculated from the date of the first Advance until repayment of all Advances.

PAYMENT. Borrower will pay all Advances in accordance with the following payment schedule:

     Until Lender cancels Borrower's right to obtain Advances under this
     Agreement, Borrower will pay accrued interest and charges each month.
     Lender may at any time, in the exercise of its sole discretion, cancel such right of Borrower to obtain Advances. The date upon which Lender cancels such right shall be referred to herein as the "Cancellation Date." The aggregate amount of all Advances outstanding on the Cancellation Date shall be payable In forty-eight (48) equal consecutive monthly Installments of principal, together with accrued monthly Interest and any other charges beginning the first calendar month after the Cancellation Date.

     Borrower agrees to maintain its primary business checking account in a satisfactory manner with Lender and irrevocably authorizes Lender to debit its account for all payments due under this Agreement.

Unless otherwise agreed or required by applicable law, payments will be applied in the following order: (1) Interest; (2) charges, fees and penalties; and (3)
principal. The annual Interest rate for this Agreement is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of
360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay
Lender at Lender's address shown above or at such other place as Lender may designate In writing.

CREDIT LINE. This Agreement covers a revolving line of credit for the principal amount displayed at the beginning of this Agreement which will be the "Credit
Line." The Credit Line is the maximum amount which Borrower may have outstanding at any one time. Borrower may borrow, repay and re-borrow up to the amount of the Credit Line. Borrower agrees not to attempt, request, or obtain an Advance that will make Borrower's outstanding balance exceed the Credit Line. The Credit
Line will not be increased should Borrower exceed the Credit Line. Borrower agrees to repay immediately any amount by which Borrower's outstanding balance exceeds the Credit Line. Any amount greater than the Credit Line will be secured by the Collateral. By providing Borrower with written notice, Lender may increase or decrease the Credit Line at any time.

ADVANCES. Advances may be obtained by using checks furnished by Lender, transfers made on Lender's on-line banking system and any other method acceptable to Lender from time to time. Lender may not honor a request for an
Advance if: the Credit Line has or would be exceeded by making the Advance;
check is post-dated; Borrower's checks have been reported lost or stolen; check is not signed by an Authorized Signer; Borrower is in default; Lender has cancelled Borrower's right to obtain Advances; or any other reasonable circumstance.

ANNUAL FEE. Borrower agrees to pay an annual fee of $2,500.00 at initiation of the Credit Line and annually thereafter. The annual fee may be billed, may be automatically debited from Borrower's primary business checking account or may be added to the principal balance. The annual fee is non-refundable unless
Borrower notifies Lender of Borrower's cancellation of this Agreement within thirty (30) days of the mailing of the billing statement on which the fee is billed. Notwithstanding any of the foregoing, the annual fee of one-half percent
(1/2) shall be reduced to $500.00 for the first year only.

OTHER FEES. Borrower agrees to pay all other fees and charges related to the
Credit Line or this Agreement and the Credit Line may be charged as follows: (1)
Stop Payment Fee: $35.00 when Borrower requests a stop payment on Borrower's check; (2) Over-Limit Fee: $35.00 for each billing period that the outstanding principal balance exceeds the Credit Line; (3) Transaction Fee: $5.00 for each check or other Advance posted above 20 checks or other Advances per billing period; (4) Check/Other Advance Fee: $35.00 when Lender declines to honor a check or other request for an Advance; and (5) for businesses located in
Florida, the Florida Documentary Stamp Tax.

AUTHORIZED SIGNERS. All persons whose signatures appear below are authorized to request an Advance or a repayment under the Credit Line.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's consideration of Borrower's request to make the initial Advance and each subsequent Advance under this
Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the covenants and conditions set forth in this Agreement and in the Related
Documents. Borrower shall have provided to Lender all documents that Lender may require in form and substance satisfactory to Lender. Borrower shall have paid all fees, charges and other expenses due and payable. All representations and warranties set forth in this Agreement; in the Related Documents and in any document delivered to Lender are true and correct. There shall not exist at the time of any Advance a condition which would constitute an Event of Default and
Lender shall not have cancelled the Credit Line. Lender shall have a first priority lien on Borrower's Collateral.

VARIABLE INTEREST RATE. The interest rate on this Agreement is subject to change from time to time based on changes in an independent index which is the Wall
Street Journal Prime Rate (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this Agreement, Lender may designate a substitute index after notice to
Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day.
Borrower understands that Lender may make loans based on other rates as well.
The interest rate to be applied to the unpaid principal balance of this
Agreement will be at a rate of 1.250 percentage points over the Index. NOTICE:
Under no circumstances will the interest rate on this Agreement be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of
Borrower's obligation to continue to make payments of accrued unpaid interest.
Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Agreement, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Citibank (West), FSB; 210
West Lexington Drive; Glendale, CA 91203.

LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged
5.000% OF THE UNPAID PORTION OF THE REGULARLY SCHEDULED PAYMENT OR $35.00,
WHICHEVER IS LESS.

INTEREST AFTER DEFAULT. If any Event of Default shall occur, the variable
Interest rate on this Agreement shall immediately increase to 4.250

                       RELATIONSHIP READY CREDIT AGREEMENT
                                   (CONTINUED)                            PAGE 2

percentage points over the Index, if permitted under applicable law.

COLLATERAL. This Agreement is secured by all property and assets of the Borrower and any grantor, whether real or personal, described in (a) any security agreement, assignment, pledge, mortgage, deed of trust or other agreement intended as a security device (each, a "Collateral Document") which by its terms is intended to secure all existing and future obligations and indebtedness of the Borrower to the Lender and (b) any Collateral Document executed by the
Borrower and any grantor in connection with this Agreement.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $35.00. If Borrower makes a payment and the check or preauthorized charge with which Borrower pays is later dishonored.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each Advance, and at all times any indebtedness exists hereunder:

     ORGANIZATION. Borrower is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of California Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains an office at 605 University Avenue, Los Gatos, CA 95032.
     Borrower will notify Lender prior to any change in the location of
     Borrower's state of organization or any change in Borrower's name.

     AUTHORIZATION. Borrower's execution, delivery, and performance of this
     Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a)
     Borrower's articles of incorporation or organization, or bylaws, or (b) any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower's properties.

     FINANCIAL INFORMATION. Each of Borrower's financial statements supplied to
     Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in
     Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

     LITIGATION AND CLAIMS. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against
     Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

     LIEN PRIORITY. Unless otherwise previously disclosed to Lender in writing,
     Borrower has not entered into or granted any security agreements, or permitted the filing or attachment of any security interests on or affecting any of the Collateral directly or indirectly securing repayment of the indebtedness evidenced by this Agreement, that would be prior or that may in any way be superior to Lender's security interests and rights in and to such Collateral.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect. Borrower will:

     NOTICES OF CLAIMS AND LITIGATION. Promptly inform Lender in writing of (1)
     all material adverse changes in Borrower's financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any
     Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

     RIGHT TO AUDIT. Permit Lender to examine and audit Borrower's books and records at any time and from time to time.

     FINANCIAL STATEMENTS. Furnish Lender with the following.

          ADDITIONAL REQUIREMENTS. Such financial statements and related information in such form and detail as may be satisfactory to Lender within thirty (30) days of Lender's request.

     All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct.

     INSURANCE. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to
     Borrower's properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender. In connection with all policies covering the Collateral, Borrower will provide Lender with policies or certificates of Insurance with such lender's loss payable or other endorsements as Lender may require.

     BUSINESS PURPOSE. Use all Advances solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing.

     OPERATIONS. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

     COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower's properties, businesses and operations.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this
Agreement is in effect, Borrower shall not, without the prior written consent of
Lender:

     ADDITIONAL FINANCIAL RESTRICTIONS. LIENS AND ENCUMBRANCES. Create or permit to exist any liens, security interests or other encumbrances on any of
     Borrower's assets.

     CONTINUITY OF OPERATIONS. (1) Engage in any business activities substantially different than those In which Borrower is presently engaged, or (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell
     Collateral out of the ordinary course of business.

DEFAULT. Each of the following shall constitute an event of default ("Event of
Default") under this Agreement:

     PAYMENT DEFAULT. Borrower fails to make any payment when due under this
     Agreement.

     OTHER DEFAULTS. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and
     Borrower.

     DEFAULT IN FAVOR OF THIRD PARTIES. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Agreement or perform Borrower's obligations under this Agreement or any of the Related Documents.

     FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this
     Agreement or the Related Documents is false or misleading in any material respect; either now or at the time made or furnished or becomes false

                       RELATIONSHIP READY CREDIT AGREEMENT
                                (CONTINUED)                               PAGE 3

     or misleading at any time thereafter.

     INSOLVENCY. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

     CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral.

     EVENTS AFFECTING GUARANTOR. Any of the preceding events occurs with respect to any Guarantor or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the indebtedness evidenced by this Agreement. In the event of a death, Lender, at its option, may, but shall not be required to, permit the Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of
     Default.

     CHANGE IN OWNERSHIP. Any change in ownership of twenty-five percent (25%)
     or more of the common stock of Borrower.

     ADVERSE CHANGE. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Agreement is impaired.

     INSECURITY. Lender in good faith believes itself insecure.

LENDER'S RIGHTS. If any Event of Default shall occur, Lender may declare the entire unpaid principal balance on this Credit Line and all accrued unpaid interest and all other amounts payable under this Agreement immediately due and payable. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement

     AMENDMENTS. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this
     Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

     ATTORNEYS' FEES; EXPENSES. Borrower agrees to pay upon demand all of
     Lender's costs and expenses, including Lender's attorneys' fees and
     Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this
     Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

     JURY WAIVER. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL
     IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR
     BORROWER AGAINST THE OTHER.

     GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them. Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. The obligations under this Agreement are joint and several.

     GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY FEDERAL LAW APPLICABLE TO
     LENDER AND, TO THE EXTENT NOT PREEMPTED BY FEDERAL LAW, THE LAWS OF THE
     STATE OF CALIFORNIA WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS.

     CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Los Angeles County,
     State of California. Nothing herein shall affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction.

     RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender and its subsidiaries and affiliates (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing under this Agreement against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

     SUCCESSORS AND ASSIGNS. All covenants and agreements by or on behalf of
     Borrower contained in this Agreement or any Related Documents shall bind
     Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower's rights under this Agreement or any interest therein, without the prior written consent of Lender.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

     ADVANCE. The word "Advance" means a disbursement of funds made, or to be made, to Borrower or on Borrower's behalf under the terms and conditions of this Agreement.

     GAAP. The word "GAAP" means generally accepted accounting principles.

     GUARANTOR. The word "Guarantor" means any guarantor, surety, or accommodation party of any or all of the indebtedness evidenced by this
     Agreement.

     RELATED DOCUMENTS. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with this Agreement.

                       RELATIONSHIP READY CREDIT AGREEMENT
                                   (CONTINUED)                            PAGE 4

BORROWER:

AKEENA, INC.

By: /s/ Barry A. Cinnamon
    ---------------------------------
    BARRY A. CINNAMON,
    PRESIDENT OF AKEENA, INC,

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  LASER PRO Landing, Ver. 5.25.20.003 Corp. Harland Financial Solutions, Inc.
   1997, 2005. All Rights Reserved. - CA _____________________ TR-4006 PR-20